EXHIBIT 10 (x)
NOTE


$969,000.00             Baltimore, Maryland
		______________________,
1996


FOR VALUE RECEIVED, FREDERICK BREWING CO., a
Maryland corporation (Maker), promises to pay to the order of SIGNET
BANK (Bank) the lesser of (i) principal sum of $969,000.00, or (ii) the unpaid principal balance of the Loan as defined in that certain Loan and Security Agreement of even date between Maker and Bank (the
Agreement), together with interest on the unpaid principal balance outstanding from time to time, all as hereinafter set forth. Capitalized terms used without definition in this Note which are defined in the Agreement shall have the meanings assigned to them in the Agreement. Interest from the date hereof on the principal amount outstanding from time to time until the occurrence of an Event of Default shall be payable at a fluctuating rate of interest equal to the Non-Default Rate of Interest. After the occurrence of an Event of Default until this
Note is paid in full, interest on the principal amount outstanding from time to time shall be payable at a fluctuating rate of interest equal to the Default Rate of Interest. From the date hereof, interest accrued shall be
paid by Maker to Bank on or before the           (      ) day of each
month, commencing _____________ 1, 1996.
The entire amount of the unpaid principal balance of this
Note, together with all accrued and unpaid interest thereon, shall be due and payable on ___________________, 1997.
Payments of both principal and interest shall be paid in lawful money of the United States of America in immediately available funds at the principal office of Bank or at such other place as Bank may from time to time designate. If any payment of principal and/or interest due hereunder is not paid within 15 days after its due date, Maker shall pay to Bank on demand a late charge equal to 5% of the amount of such payment.
This Note may be prepaid in whole at any time or in part from time to time without premium or penalty, provided, however, that each such prepayment shall be accompanied by payment of accrued and unpaid interest on the principal balance hereof to the date of prepayment.
If any payment of principal or interest shall be due on a
Saturday, Sunday or any other day on which banking institutions in the
State of Maryland are required or permitted to be closed, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest hereunder. All payments hereunder may, in Banks sole discretion, be applied first to the payment of accrued and unpaid interest and the balance to the payment of principal.
If any payment of principal and/or interest due hereunder is not paid on or before its due date then, and at any time thereafter, Bank may declare the entire unpaid principal balance hereof, together with all accrued and unpaid interest thereon, to be immediately due and payable.
This Note is given pursuant to the Agreement, which contains, among others, provisions for securing this Note and for accelerating the maturity hereof upon the happening of certain specified events.
Maker agrees to pay to Bank and reimburse Bank for any and
all costs and expenses, including attorneys fees and court costs, if any, incurred by Bank in connection with the enforcement or collection hereof, both before and after the commencement of any action to enforce or collect this Note, but whether or not any such action is commenced by Bank. Maker waives presentment, protest and demand, notice of protest, notice of dishonor and nonpayment of this Note and expressly agrees that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of Maker hereunder.
Maker acknowledges and warrants that the debt evidenced
hereby is a commercial loan within the meaning of Title 12 of the
Commercial Law Article of the Annotated Code of Maryland (1990 ed.).
Maker warrants that all loan proceeds will be used solely to carry on a business or commercial enterprise.
The rights and remedies of Bank hereunder and under the
Agreement shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of Bank, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same or any other right or remedy. Maker hereby authorizes any clerk of court or any attorney-at-
law to appear for Maker before any court, having jurisdiction, within the United States or elsewhere, and, after one or more complaints filed, confess judgment against Maker as of any time after any sum is due hereunder (whether by demand, stated maturity, acceleration or otherwise) for the unpaid balance of this Note and all sums due in connection herewith, including principal, interest, fees, court costs, late charges and expenses, together with attorneys fees equal to fifteen percent (15%) of the total amount then due, for collection and release of all errors, and without stay of execution, and inquisition and extension upon any levy on real estate is hereby waived and condemnation agreed to, and the exemption of personal property from levy and sale is also hereby expressly waived, and no benefit of exemption shall be claimed under any exemption law now in force or which may be hereafter adopted.  The foregoing authorities and powers to confess judgment shall not be exhausted by one or more exercises of any of them or by any imperfect exercise of any of them, shall not be extinguished by any judgment entered because of any of them and may be exercised before, during or after sale, liquidation or other disposition by Bank of any property directly or indirectly securing this Note or exercise or enforcement by Bank of any other right or remedy of Bank with respect hereto. Maker agrees that any agreement of Maker contained in this Note to pay any costs or expenses, including attorneys fees and expenses, paid or incurred by Bank shall not be merged into, or otherwise impaired by, any such judgment by confession, but Bank shall not be entitled to recover on account of such costs or expenses any amount in excess of the greater of (a) such costs or expenses included in any judgments by confession (without duplication), or (b) such costs or expenses actually paid or incurred by Bank.
This Note, having been executed and delivered under seal in
the State of Maryland, is to be governed by, construed under and enforced in all respects according to the internal laws of the State of
Maryland.
ATTEST/WITNESS:         FREDERICK BREWING CO.


		By:
	(SEAL)
			Kevin Brannon
			Chief Executive Officer


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